Exhibit (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 19, 2025, relating to the financial statements, which appears in Oxford Lane Capital Corp.'s Annual Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Senior Securities” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 19, 2025